Exhibit 99.2

Biophan Appoints Bonnie Labosky to its Board of Directors

Former Vice President and General Manager of
Medtronic’s Heart Failure Division

ROCHESTER, N.Y.—March 9, 2007 (BUSINESS WIRE)--Biophan Technologies, Inc. (OTCBB: BIPH; FWB: BTN), a developer of next-generation biomedical technology, appointed Bonnie Labosky, a former Medtronic Vice President and General Manager of the Heart Failure Division, to its Board of Directors. Ms. Labosky ran Medtronic’s Heart Failure division, which today is a $1.6 billion product category for the medical device company, and one in which it holds a 50% market share.

Ms. Labosky said, “I look forward to contributing my experience to the growth and commercialization of Biophan’s innovative technologies that address substantial unmet market needs.”

Ms. Labosky received Medtronic’s highest customer-focused quality award, the Star of Excellence, and also received Medtronic’s highest management accolade, the Win Wallin Leadership Award. Her career at Medtronic spanned 11 years in several areas, where she where she provided leadership in software and instruments, component development, and new business opportunities. She guided Medtronic’s CRT (cardiac resynchronization therapy) technology as it came to market, leading the design and development of clinical trials to secure customer acceptance, reimbursement, and regulatory approvals.

Biophan CEO Michael Weiner said: “Bonnie’s experience in launching one of the most successful heart failure devices on the market will be invaluable as we bring our cardiovascular technologies to market, including our solutions for MRI safe pacemakers, defibrillators, and cardiac resynchronization therapy devices, and the MYOTECH cardiac support system for addressing the substantial unmet market needs of acute heart failure.”

Ms. Labosky was most recently Group Vice President for Welch Allyn, a provider of innovative medical diagnostic devices, patient monitoring systems, and external defibrillators. Ms. Labosky was a member of the Welch Allyn Executive Committee.

Ms. Labosky is currently President and CEO of Cardiac Concepts, Inc., a Minneapolis based company with venture capital backing, developing new medical device technologies.

She received her Bachelor of Arts in Mathematics from Mercyhurst College, a Master of Science in Mathematics from the University of Notre Dame, and a Master of Science in Computer Science from the University of Minnesota.

Simultaneous with the appointment of Ms. Labosky, Steven Katz, a director since 2002, is leaving the board. Mr. Katz has served in the past on the audit and compensation committees and has been instrumental in numerous transactions for the Company.

“We thank Steve for his hard work and contributions over the past five years,” stated Mr. Weiner.

About Biophan
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company’s technologies that improve the MRI safety and image compatibility of medical devices are licensed to leading device manufacturers. In addition, the Company is helping to commercialize MYOTECH’s new cardiac support system which has significant potential to improve the treatment of many forms of heart disease. Biophan Technologies, Inc. holds a 42% interest in MYOTECH with rights to acquire a majority position, and is leading MYOTECH’s business development efforts. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
The Investor Relations Group, Inc.
Investors:
Daniel Berg/James Carbonara, 212-825-3210
or
Media:
Janet Vasquez/Lynn E. Granito, 212-825-3210